Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kennedy-Wilson Holdings, Inc.:

We consent to the use of our reports dated March 13, 2012, with respect to the consolidated financial statements of Kennedy-Wilson Holdings, Inc. and the related financial statement schedule as of December 31, 2011 and 2010, and for each of the years in the three-year period then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports appear in the December 31, 2011 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc., incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the prospectus.

Our report with respect to the consolidated financial statements of Kennedy-Wilson Holdings, Inc. and the related financial statement schedule as of December 31, 2011 and 2010, and for each of the years in the three-year period then ended indicates that the December 31, 2009 financial statements of KW Residential, LLC were audited by other auditors and our opinion, insofar as it related to the amounts included in the consolidated financial statements of Kennedy-Wilson Holdings, Inc. for KW Residential, LLC, is based solely on the report of the other auditors.

/s/ KPMG LLP

Los Angeles, California

November 14, 2012

1